As filed with the Securities and Exchange Commission on October 8, 1997
                                                   Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------
                          HERBALIFE INTERNATIONAL, INC.

             NEVADA                                        22-2695420
(State of Incorporation or Organization) (I.R.S. Employer Identification Number)

                             1800 Century Park East
                          Los Angeles, California 90067
                                 (310) 410-9600
                    (Address of principal executive offices)

                      NON-QUALIFIED STOCK OPTION AGREEMENTS
                            (Full title of the plans)
                              --------------------
                             ROBERT A. SANDLER, ESQ.
                          HERBALIFE INTERNATIONAL, INC.
                             1800 CENTURY PARK EAST
                          LOS ANGELES, CALIFORNIA 90067
                                 (310) 410-9600
                               (Agent for service)
                              --------------------
            It is requested that copies of communications be sent to:
                              ANTHONY T. ILER, ESQ.
                               IRELL & MANELLA LLP
                           333 S. HOPE ST., SUITE 3300
                          LOS ANGELES, CALIFORNIA 90071
                                 (213) 620-1555
                              --------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
       Title of Securities            Amount to be     Proposed Maximum Offering    Proposed Maximum Aggregate        Amount of
        to be registered             registered (1)         Price Per Share              Offering Price(2)         Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock ($.01 par value)        156,000 shares             $25 5/8                     $3,841,500                  $1,325
-----------------------------------------------------------------------------------------------------------------------------------

(1) Securities registered are 156,000 shares of Common Stock subject to issuance upon exercise of non-qualified stock options granted to non-employee directors of the Registrant.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 based upon the average of the high and low sale prices of the Common Stock on the Nasdaq National Market System on October 6, 1997.

                                EXPLANATORY NOTE

     On November 15, 1996, Herbalife International, Inc. (the "Company") filed a Registration Statement on Form S-8 (Reg. No. 333-16249) (the "Previous Registration") containing a prospectus meeting the requirements of Part I of Form S-3 relating to reofferings by certain persons of the shares of common stock, $0.01 par value per share ("Common Stock") covered thereby.

     Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (the "Registration Statement") registers an additional 156,000 shares of the Company's Common Stock which may be acquired upon the exercise of non-qualified stock options granted to non-employee directors of the Company. Such stock options were granted to retire cash-only stock appreciation rights ("SARs") previously granted to such directors, and contain vesting and exercise price provisions that are identical to the SARs surrendered. The SARs were originally granted to address qualification requirements under Rule 16b-3 promulgated by the Securities and Exchange Commission. Rule 16b-3 has subsequently been amended to permit the granting of stock options to plan administrators, and consequently the Company elected to convert the outstanding SARs into non-qualified stock options with identical economic provisions.

     The Previous Registration, including the re-offer prospectus included therein, is hereby incorporated by reference, pursuant to General Instruction E to Form S-8. The information reflected below under Part I is that which is revised from the Previous Registration.

                                     PART I

                              SELLING STOCKHOLDERS

         The shares of Common Stock covered by this Prospectus are being registered for reoffers and resales by Edward J. Hall, Alan Liker and Christopher M. Miner (the "Selling Stockholders"), non-employee directors of the Company who have or may acquire such shares pursuant to the exercise of options granted to retire previously outstanding SARs. The Selling Stockholders named below may resell all, a portion, or none of the shares that they have acquired or may acquire pursuant to the exercise of options.

         The following table shows the names of the Selling Stockholders, their positions with the Company, the number of shares of Common Stock known by the Company to be beneficially owned by them as of October 8, 1997, the number of shares covered by this Prospectus and the number of shares of Common Stock to be owned by each Selling Stockholder if such Selling Stockholder were to sell all of his shares of Common Stock covered by this Prospectus.

--------------------------------------------------------------------------------------------------------------------
                                                                      NUMBER OF                      PERCENTAGE OF
                                                      NUMBER OF       SHARES          NUMBER OF       CLASS TO BE
                                                        SHARES       COVERED BY      SHARES TO BE     BENEFICIALLY
                                   POSITION          BENEFICIALLY       THIS          HELD AFTER      OWNED AFTER
SELLING STOCKHOLDER            WITH THE COMPANY         OWNED        PROSPECTUS       OFFERING(1)      OFFERING(1)
--------------------------------------------------------------------------------------------------------------------
Edward J. Hall               Director                     --           58,000            --               --
--------------------------------------------------------------------------------------------------------------------
Alan Liker                   Director                     --           53,000            --               --
--------------------------------------------------------------------------------------------------------------------
Christopher M. Miner         Director                     --           45,000            --               --
--------------------------------------------------------------------------------------------------------------------

(1) Assumes that no additional shares are purchased and sold by any Selling Stockholder.

                                     EXPERTS

         The consolidated financial statements as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

ITEM 8. EXHIBITS.

         EXHIBIT
         NUMBER        DESCRIPTION
         -------       -----------
          5            Legal Opinion of Irell & Manella LLP(1)
         23.1          Consent of Independent Auditors - Deloitte & Touche LLP(1)
         23.2          Consent of Irell & Manella LLP (included in legal opinion filed as Exhibit 5)
         24            Power of Attorney (included on the signature pages filed herewith)

 ----------------------------

         (1)           Filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this eighth day of October, 1997.

                             HERBALIFE INTERNATIONAL, INC.
                             (a Nevada corporation)
                                      Registrant

                             By: /s/ TIMOTHY GERRITY
                                 --------------------------------------------
                                 Timothy Gerrity
                                 Executive Vice President and Chief Financial
                                 Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

         That the undersigned officers and directors of Herbalife International, Inc., a Nevada corporation, do hereby constitute and appoint each of Mark Hughes, Chairman, President and Chief Executive Officer, and Christopher Pair, Executive Vice President, Chief Operating Officer and Secretary, the lawful attorney-in-fact and agent, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines to be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulation or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in connection with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of October 8, 1997.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on October 8, 1997.

         Signature                             Title
         ---------                             -----
/s/ MARK HUGHES                                Chairman, President and Chief Executive
----------------------------------------       Officer (Principal Executive Officer)
         Mark Hughes



/s/ CHRISTOPHER PAIR                           Director, Executive Vice President,
----------------------------------------       Chief Operating Officer and Secretary
         Christopher Pair



/s/ TIMOTHY GERRITY                            Executive Vice President and Chief
----------------------------------------       Financial Officer (Principal Financial and
         Timothy Gerrity                       Accounting Officer)



/s/ MICHAEL ROSEN                              Director and Executive Vice President, Chief
----------------------------------------       Executive of Corporate Development/Marketing
Michael Rosen


/s/ EDWARD J. HALL                             Director
----------------------------------------
         Edward J. Hall


/s/ ALAN LIKER                                 Director
----------------------------------------
         Alan Liker


/s/ CHRISTOPHER M. MINER                       Director
----------------------------------------
         Christopher M. Miner

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.



                                    EXHIBITS
                                       TO
                                    FORM S-8
                                      UNDER
                             SECURITIES ACT OF 1933


                          HERBALIFE INTERNATIONAL, INC.



                                  EXHIBIT INDEX


         EXHIBIT
         NUMBER        DESCRIPTION
         -------       -----------
          5            Legal Opinion of Irell & Manella LLP(1)
         23.1          Consent of Independent Auditors - Deloitte & Touche LLP(1)
         23.2          Consent of Irell & Manella LLP (included in legal opinion filed as Exhibit 5)
         24            Power of Attorney (included on the signature pages filed herewith)

----------------------------
(1) Filed herewith.